FOR IMMEDIATE RELEASE
January 21, 2003

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Record Performance

LAFAYETTE, LOUISIANA — IBERIABANK Corporation (NASDAQ: IBKC), the holding company of the 115-year-old IBERIABANK (http://www.iberiabank.com), announced record operating earnings for the quarter ended December 31, 2002. For the quarter ended December 31, 2002, the Company earned $4.7 million, a 25% increase over the same period in 2001. On a per share basis, the Company earned $0.79 per diluted share, up 26% from the same period in 2001. The Company’s results of $0.79 per diluted share exceeded average analyst expectations of $0.76 per share. For 12 consecutive quarters, the Company achieved record operating results that met or exceeded average analyst estimates. For the year ended December 31, 2002, the Company earned $18.4 million or $3.02 per diluted share, up 28% over the same period in 2001.

Daryl G. Byrd, President and CEO of IBERIABANK Corporation, remarked, “We are delighted to report strong earnings during this challenging period. In contrast to the national economy, the markets we serve continue to perform admirably. We believe that the relatively favorable local economic environment and enhancements we are making to our franchise continue to serve our clients and shareholders well. Over the last few years, we have worked aggressively, but methodically, to improve the core earnings of the Company and reduce our risk posture. We are pleased that we have made great progress on both fronts. Continuous improvement is a hallmark of our culture.”

Other highlights for the fourth quarter of 2002 and at year-end 2002 include:

•	Tax-equivalent net interest income of $15.7 million, an increase of 6.5% compared to fourth quarter of 2001.

•	Net interest margin of 4.40%, return on average assets (ROA) of 1.23%, and return on average equity (ROE) of 13.29%.

•	Allowance for loan losses increased approximately 18% from the beginning of the year. At December 31, 2002, the allowance for loan losses equated to 1.25% of total loans.

•	Nonperforming assets (NPAs) decreased by nearly one-half, or $6.4 million, since year-end 2001. As a percentage of total assets, NPAs declined to 0.42% compared to 0.91% one year ago.

•	Tier 1 Leverage ratio climbed 67 basis points since year-end 2001, to 7.62% at year-end 2002.

•	Quarterly cash dividend to shareholders increased 11% to $0.20 per share in the fourth quarter of 2002. The dividend payout ratio was 23.5% in the fourth quarter of 2002.

•	The Company completed its 300,000-share repurchase program and issued $10 million of trust preferred securities.

•	Transaction deposits climbed $31 million, or nearly 8%, between September 30, 2002 and December 31, 2002.

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Quarterly mortgage loan origination volumes reached a record level of $66 million, up 12% from the prior record of $59 million in the third quarter of 2002. The mortgage loan pipeline of applications in the month of December 2002 was the third highest level in the Company’s history.

•	Total loans grew $88.5 million, or 9%, since year-end 2001, primarily in commercial, private banking, and residential mortgage loans.

The Company experienced excellent loan growth during the fourth quarter of 2002. Between September 30, 2002 and December 31, 2002, total loans grew $41 million, or 4%. Over this same period, commercial loans increased $10 million, or nearly 3%. Residential mortgage and construction loans climbed $30 million, or over 15%. The majority of growth in this category was associated with private banking mortgage loans. The average yield on loans declined 25 basis points between the third and fourth quarters of 2002. Similarly, the average earning asset yield declined 38 basis points during the quarter. The reduction in the average earning asset yield was due to the 50 basis point drop in the Prime Rate on November 6, 2002, loan mix changes, and a decline in the investment portfolio yield as prepayments accelerated. At December 31, 2002, the Company’s investment portfolio had a tax-equivalent yield of 4.20% and a modified duration of slightly over two years.

During the quarter, total deposits grew $30 million, or over 2%, between September 30, 2002 and December 31, 2002. Transaction deposits accounted for the majority of the deposit growth as savings, money market, and CDs were relatively stable. Average interest-bearing deposit costs declined 24 basis points in the fourth quarter of 2002 compared to the third quarter of 2002. The improvement was the result of a change in deposit mix and continued favorable repricing of certain time deposits. The Company issued $10 million in trust preferred securities at a yield of 6.67%. The trust preferred issuance had only a minimal negative impact on earnings per share (EPS) reported for the fourth quarter of 2002.

The Company’s tax-equivalent net interest margin declined 18 basis points in the fourth quarter of 2002 to 4.40%, compared to the third quarter of 2002 of 4.58%. The primary causes for the margin decline were the expansion in the volume of earning assets and balance sheet mix changes. Tax-equivalent net interest income grew 2% in the fourth quarter of 2002 compared to the third quarter of 2002, and up 6% from the fourth quarter of 2001. As discussed below, the Company completed the share repurchase program during the fourth quarter of 2002. While beneficial to EPS, the repurchase program dampened net interest income in the fourth quarter of 2002. Interest rate sensitivity modeling suggests a 200 basis point increase in interest rates would increase the Company’s net interest income over a 12-month period by more than 5%. Similarly, a 200 basis point decrease in interest rates would decrease net interest income by less than 5% over the same period.

Noninterest income eased 3% versus the third quarter of 2002, and up nearly 3% versus the same quarter last year. Total noninterest expense declined 1% versus the third quarter of 2002, and up less than 3% versus the same quarter last year. The Company’s tax-equivalent tangible efficiency ratio (a measure of a bank’s operating efficiency) declined from 55.3% in the third quarter of 2002 to 54.8% in the fourth quarter of 2002.

The Company’s provision for loan losses was $1.7 million in the fourth quarter of 2002, 13% higher than the level recorded in third quarter of 2002. The ratio of net charge-offs to average loans was 0.44% during the fourth quarter of 2002, up from 0.30% in the third quarter of 2002, but down from 0.54% in the same quarter of 2001. The allowance for loan losses was 1.25% of total loans at each of December 31, 2002 and September 30, 2002, but up from 1.16% one year ago. The Company believes that it uses a conservative definition of non-performing assets compared to peer institutions. The Company defines non-performing assets as non-accruing loans, accruing loans more than 90 days past due, foreclosed assets, and Other Real Estate Owned. Non-performing assets amounted to $6.6 million, or 0.42% of total assets, compared to 0.54% of total assets as of September 30, 2002, and 0.91% at year-end 2001.

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Non-performing assets declined by $6.4 million, or 49%, since year-end 2001. Reserve coverage of non-performing loans nearly doubled, from 160% at year-end 2001 to 302% at December 31, 2002.

Return on average assets was 1.23% for the fourth quarter of 2002, down six basis points compared to the third quarter of 2002, but up 20 basis points from the same quarter last year. Return on average equity for the fourth quarter of 2002 was 13.29%, up 30 basis points from the third quarter of 2002, and up 227 basis points from the same quarter last year.

On December 3, 2002, the Company completed the share repurchase program announced approximately one year earlier. The program provided for the repurchase of up to 300,000 shares of IBERIABANK Corporation common stock over a one-year period. The Company purchased the 300,000 shares at an average cost of $37.77 per share. On November 18, 2002, the Company announced a supplemental share repurchase plan of between 60,000 and 130,000 shares of common stock, associated with the trust preferred securities issuance. Through January 20, 2003, the Company had purchased 34,300 shares under this latest program at a weighted average cost of $38.27 per share. The Company’s closing stock price on December 31, 2002 was $40.16, up 45% for the year of 2002. The Company’s Tier 1 Leverage Ratio was 7.62% at December 31, 2002 compared to 7.53% at September 30, 2002 and 6.95% one year ago.

On September 23, 2002, the Company announced a definitive agreement to acquire Acadiana Bancshares, Inc. (“Acadiana”), the parent company for LBA Savings Bank in Lafayette, Louisiana. At September 30, 2002, Acadiana had $309 million in total assets, $208 million in deposits, and $29 million in equity. The Company anticipates consummation of the transaction during the first quarter of 2003, subject to the approvals of Acadiana’s shareholders and regulatory authorities.

The Company reported full year EPS growth of 28% for 2002 compared to 2001, including the favorable adjustments to earnings as a result of the adoption of FAS 142 beginning January 1, 2002. For full year 2003, the Company announced an increase in the current guidance range for anticipated EPS. The Company stated comfort with earnings in the range of $3.27 to $3.33 per fully diluted share for the full year 2003, including the operations of Acadiana, but excluding merger-related expenses. Using this stated range, the Company expects EPS growth of 8% to 10% for the full year 2003 compared to reported full year 2002 results of $3.02 fully diluted EPS. Based on a closing stock price on January 17, 2003 of $40.77 per share, the Company’s common stock traded at a price-to-earnings ratio of 12.4 times current average analyst estimates of $3.28 per fully diluted EPS for 2003. In addition, the Company’s stock traded at 1.64 times December 31, 2002 book value per share of $24.88.

IBERIABANK operates 21 offices located in south central Louisiana, 10 offices located in north Louisiana, and 8 offices located in the greater New Orleans area.

To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and the current economic environment. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation’s business and prospects is contained in the Company’s periodic filings with the Securities and Exchange Commission.

IBERIABANK Corporation and its directors and executive officers may be deemed to be “participants in the solicitation” of shareholders of Acadiana Bancshares, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of IBERIABANK Corporation filed with the SEC.

This communication is not an offer to purchase shares of Acadiana Bancshares, Inc., nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed

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merger with Acadiana Bancshares, Inc. Any issuance of IBERIABANK Corporation common stock in any proposed merger with Acadiana Bancshares, Inc. would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

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IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS

	For The Quarter Ended December 31,			For The Quarter Ended September 30,
	2002	2001	% Change	2002	% Change

Income Data (in thousands):
Net Interest Income	$15,195	$14,512	5%	$15,010	1%
Net Interest Income (TE) (1)	15,659	14,703	6%	15,389	2%
Net Income	4,717	3,766	25%	4,708	0%

Per Share Data:
Net Income—Basic	$0.85	$0.66	29%	$0.83	3%
Net Income—Diluted	0.79	0.63	26%	0.76	4%

Book Value	24.88	23.03	8%	24.71	1%
Tangible Book Value (2)	18.57	16.92	10%	18.59	0%
Cash Dividends	0.20	0.18	11%	0.20	0%

Key Ratios: (3)
Return on Average Assets	1.23%	1.03%		1.29%
Return on Average Equity	13.29%	11.02%		12.99%
Net Interest Margin (TE) (1)	4.40%	4.36%		4.58%
Efficiency Ratio	56.7%	57.6%		57.2%
Tangible Efficiency Ratio (TE) (1) (2)	54.8%	52.6%		55.3%
Average Loans to Average Deposits	82.6%	77.8%		82.1%
Nonperforming Assets to Total Assets (4)	0.42%	0.91%		0.54%
Allowance for Loan Losses to Loans	1.25%	1.16%		1.25%
Net Charge-Offs to Average Loans	0.44%	0.54%		0.30%
Average Equity to Average Assets	9.24%	9.38%		9.95%
Tier 1 Leverage Ratio	7.62%	6.95%		7.53%
Dividend Payout Ratio	23.5%	27.6%		24.5%

Shares Outstanding:
Basic (Average)	5,529,967	5,717,607		5,706,140
Diluted (Average)	5,996,657	6,018,704		6,202,722
Book Value (End of Period)	5,611,610	5,835,927		5,787,261

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(3)	All ratios are calculated on an annualized basis for the period indicated.
(4)	Nonperforming assets consist of nonaccruing loans, accruing loans 90 days or more past due and repossessed assets.

IBERIABANK CORPORATION
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands except per share data)

BALANCE SHEET (End of Period)	December 31,			September 30, 2002
	2002	2001	% Change
ASSETS
Cash and Due From Banks	$36,555	$35,945	1.7%	$40,256
Interest-Bearing Deposits in Banks	27,220	15,736	73.0%	5,903

Total Cash and Equivalents	63,775	51,681	23.4%	46,159
Investment Securities Available for Sale	309,636	219,825	40.9%	244,213
Investment Securities Held to Maturity	58,486	102,082	(42.7)%	72,875

Total Investment Securities	368,122	321,907	14.4%	317,088
Mortgage Loans Held for Sale	8,683	15,867	(45.3)%	7,827
Loans, Net of Unearned Income	1,044,492	956,015	9.3%	1,003,103
Allowance for Loan Losses	(13,101)	(11,117)	17.8%	(12,518)

Loans, net	1,031,391	944,898	9.2%	990,585
Premises and Equipment	18,161	19,455	(6.7)%	18,596
Goodwill and Acquisition Intangibles	35,401	35,644	(0.7)%	35,420
Mortgage Servicing Rights	122	150	(18.7)%	129
Other Assets	44,933	37,223	20.7%	44,243

Total Assets	$1,570,588	$1,426,825	10.1%	$1,460,047

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-Bearing Deposits	$159,005	$154,580	2.9%	$151,078
Interest-Bearing Deposits	1,083,227	1,082,814	0.0%	1,061,431

Total Deposits	1,242,232	1,237,394	0.4%	1,212,509
Short-Term Borrowings	75,000	4,250	1664.7%	34,000
Securities Sold Under Agreements to Repurchase	21,803	8,089	169.5%	13,296
Long-Term Debt	75,458	31,437	140.0%	37,919
Other Liabilities	16,497	11,238	46.8%	19,292

Total Liabilities	1,430,990	1,292,408	10.7%	1,317,016
Total Shareholders' Equity	139,598	134,417	3.9%	143,031

Total Liabilities and Shareholders' Equity	$1,570,588	$1,426,825	10.1%	$1,460,047

INCOME STATEMENT	For The Quarter Ended December 31,			For The Year Ended December 31,
	2002	2001	% Change	2002	2001	% Change
Interest Income	$21,642	$23,560	(8.1)%	$87,552	$100,368	(12.8)%
Interest Expense	6,447	9,048	(28.7)%	27,958	46,018	(39.2)%

Net Interest Income	15,195	14,512	4.7%	59,594	54,350	9.6%
Provision for Loan Losses	1,699	2,348	(27.6)%	6,197	5,046	22.8%

Net Interest Income After Provision for Loan Losses	13,496	12,164	11.0%	53,397	49,304	8.3%
Service Charges	2,650	2,049	29.3%	9,984	8,054	24.0%
ATM Fees	420	397	5.8%	1,609	1,491	7.9%
Gain on Sale of Loans	675	813	(17.0)%	2,081	2,234	(6.8)%
Other Gains (Losses)	(4)	252	(101.6)%	364	420	(13.3)%
Other Noninterest Income	863	968	(10.8)%	3,828	2,945	30.0%

Total Noninterest Income	4,604	4,479	2.8%	17,866	15,144	18.0%
Salaries and Employee Benefits	5,828	5,560	4.8%	23,066	21,187	8.9%
Occupancy and Equipment	1,344	1,321	1.7%	5,432	5,439	(0.1)%
Goodwill and Acquisition Intangible Amortization	19	777	(97.6)%	243	3,151	(92.3)%
Other Noninterest Expense	4,026	3,273	23.0%	15,291	11,934	28.1%

Total Noninterest Expense	11,217	10,931	2.6%	44,032	41,711	5.6%
Income Before Income Taxes	6,883	5,712	20.5%	27,231	22,737	19.8%
Income Taxes	2,166	1,946	11.3%	8,778	8,229	6.7%

Net Income	$4,717	$3,766	25.3%	$18,453	$14,508	27.2%

Earnings Per Share, diluted	$0.79	$0.63	25.7%	$3.02	$2.36	27.7%

IBERIABANK CORPORATION
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands except per share data)

	For The Quarter Ended
BALANCE SHEET (Average)	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002
ASSETS
Cash and Due From Banks	$32,610	$32,663	$31,258	$33,484
Interest-Bearing Deposits in Banks	14,512	9,655	26,479	66,681
Investment Securities	365,068	321,747	339,788	316,359
Mortgage Loans Held for Sale	9,059	4,643	4,897	5,982
Loans, Net of Unearned Income	1,017,834	989,364	951,821	945,341
Allowance for Loan Losses	(12,695)	(12,000)	(11,244)	(11,140)
Other Assets	97,432	98,393	96,174	93,468

Total Assets	$1,523,820	$1,444,465	$1,439,173	$1,450,175

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-Bearing Deposits	$159,027	$146,818	$145,585	$147,435
Interest-Bearing Deposits	1,073,038	1,058,923	1,073,764	1,093,809

Total Deposits	1,232,065	1,205,741	1,219,349	1,241,244
Short-Term Borrowings	42,235	23,361	7,760	3,875
Securities Sold Under Agreements to Repurchase	16,756	14,054	11,737	11,536
Long-Term Debt	64,868	39,566	42,921	37,804
Other Liabilities	27,102	17,973	16,457	18,794

Total Liabilities	1,383,026	1,300,695	1,298,224	1,313,253
Total Shareholders' Equity	140,794	143,770	140,949	136,922

Total Liabilities and Shareholders' Equity	$1,523,820	$1,444,465	$1,439,173	$1,450,175

	2002
INCOME STATEMENT	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest Income	$21,642	$21,720	$22,016	$22,174
Interest Expense	6,447	6,710	7,078	7,723

Net Interest Income	15,195	15,010	14,938	14,451
Provision for Loan Losses	1,699	1,500	1,798	1,200

Net Interest Income After Provision for Loan Losses	13,496	13,510	13,140	13,251
Total Noninterest Income	4,604	4,733	4,942	3,587
Total Noninterest Expense	11,217	11,299	11,195	10,321

Income Before Income Taxes	6,883	6,944	6,887	6,517
Income Taxes	2,166	2,236	2,246	2,130

Net Income	$4,717	$4,708	$4,641	$4,387

Earnings Per Share, basic	$0.85	$0.83	$0.81	$0.77

Earnings Per Share, diluted	$0.79	$0.76	$0.75	$0.72

IBERIABANK CORPORATION
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)

LOANS RECEIVABLE	December 31,			September 30, 2002
	2002	2001	% Change
Residential Mortgage Loans:
Residential 1-4 Family	$207,130	$198,403	4.4%	$178,589
Construction	16,470	5,915	178.4%	15,241

Total Residential Mortgage Loans	223,600	204,318	9.4%	193,830
Commercial Loans:
Real Estate	254,688	228,284	11.6%	246,680
Business	157,288	117,530	33.8%	154,777
Commercial Leases	2,051	—		2,124

Total Commercial Loans and Leases	414,027	345,814	19.7%	403,581
Consumer Loans:
Indirect Automobile	219,280	220,698	(0.6)%	217,829
Home Equity	122,799	114,056	7.7%	121,831
Automobile	25,943	28,793	(9.9)%	27,036
Credit Card Loans	9,432	10,403	(9.3)%	9,406
Other	29,411	31,933	(7.9)%	29,590

Total Consumer Loans	406,865	405,883	0.2%	405,692

Total Loans Receivable	1,044,492	956,015	9.3%	1,003,103

Allowance for Loan Losses	(13,101)	(11,117)		(12,518)

Loans Receivable, Net	$1,031,391	$944,898		$990,585

ASSET QUALITY DATA	December 31,			September 30, 2002
	2002	2001	% Change
Nonaccrual Loans	$3,257	$5,263	(38.1)%	$2,160
Foreclosed Assets	156	192	(18.8)%	57
Other Real Estate Owned	2,111	5,817	(63.7)%	4,249
Accruing Loans More Than 90 Days Past Due	1,086	1,691	(35.8)%	1,371

Total Nonperforming Assets (1)	$6,610	$12,963	(49.0)%	$7,837

Nonperforming Assets to Total Assets (1)	0.42%	0.91%	(53.7)%	0.54%
Nonperforming Assets to Total Loans + OREO (1)	0.63%	1.35%	(53.1)%	0.78%
Allowance for Loan Losses to Nonperforming Loans (1)	301.6%	159.9%	88.7%	354.5%
Allowance for Loan Losses to Total Loans	1.25%	1.16%	7.9%	1.25%
Year to Date Charge-offs	$4,782	$4,674	2.3%	$3,499
Year to Date Recoveries	$569	$505	12.6%	$402
(1) Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Nonperforming assets consist of nonperforming loans and repossessed assets.

DEPOSITS	December 31,			September 30, 2002
	2002	2001	% Change
Noninterest-Bearing DDA	$159,005	$154,580	2.9%	$151,078
NOW Accounts	281,825	243,685	15.7%	258,520
Savings and Money Market Accounts	319,495	305,059	4.7%	320,297
Certificates of Deposit	481,907	534,070	(9.8)%	482,614

Total Deposits	$1,242,232	$1,237,394	0.4%	$1,212,509

IBERIABANK CORPORATION
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Taxable Equivalent Basis
(dollars in thousands)

	For The Quarter Ended
	December 31, 2002		December 31, 2001
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$205,190	7.11%	$222,659	7.82%
Commercial Loans (TE) (1)	406,598	5.88%	329,477	6.83%
Consumer and Other Loans	403,955	8.02%	409,661	8.66%
Lease Financing Receivables	2,091	5.43%	—	0.00%

Total Loans	1,017,834	6.98%	961,797	7.84%

Mortgage Loans Held for Sale	9,059	5.74%	12,148	6.49%
Investment Securities (TE) (1)(2)	362,466	4.30%	315,443	5.35%
Other Earning Assets	23,092	2.27%	49,456	2.35%

Total Earning Assets	1,412,451	6.20%	1,338,844	7.04%
Allowance for Loan Losses	(12,695)		(10,022)
Nonearning Assets	124,064		116,980

Total Assets	$1,523,820		$1,445,802

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
NOW Accounts	$268,589	1.07%	$229,193	1.29%
Savings and Money Market Accounts	321,727	1.20%	305,426	1.77%
Certificates of Deposit	482,722	2.99%	547,024	4.43%

Total Interest-Bearing Deposits	1,073,038	1.97%	1,081,643	3.02%
Short-Term Borrowings	58,991	1.66%	15,253	2.72%
Long-Term Debt	64,868	5.18%	41,793	6.71%

Total Interest-Bearing Liabilities	1,196,897	2.13%	1,138,689	3.15%
Noninterest-Bearing Demand Deposits	159,027		154,332
Noninterest-Bearing Liabilities	27,102		17,136

Total Liabilities	1,383,026		1,310,157
Shareholders' Equity	140,794		135,645

Total Liabilities and Shareholders' Equity	$1,523,820		$1,445,802

Net Earning Assets	$215,554		$200,155
Net Interest Spread	$15,195	4.07%	$14,512	3.89%
Net Interest Margin (TE) (1)		4.40%		4.36%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale.

IBERIABANK CORPORATION
CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Taxable Equivalent Basis
(dollars in thousands)

	For The Year Ended
	December 31, 2002		December 31, 2001
	Average Balance	Average Yield/Rate (%)	Average Balance	Average Yield/Rate (%)
ASSETS
Earning Assets:
Loans Receivable:
Mortgage Loans	$197,239	7.54%	$252,696	7.86%
Commercial Loans (TE) (1)	376,441	6.28%	298,586	7.98%
Consumer and Other Loans	400,997	8.24%	396,778	8.94%
Lease Financing Receivables	1,649	5.38%	—	0.00%

Total Loans	976,326	7.34%	948,060	8.35%

Mortgage Loans Held for Sale	6,149	5.89%	9,184	7.43%
Investment Securities (TE) (1)(2)	333,850	4.78%	298,601	6.04%
Other Earning Assets	36,732	1.96%	68,725	3.77%

Total Earning Assets	1,353,057	6.55%	1,324,570	7.58%
Allowance for Loan Losses	(11,774)		(10,061)
Nonearning Assets	123,136		104,471

Total Assets	$1,464,419		$1,418,980

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
NOW Accounts	$258,087	1.18%	$207,851	1.67%
Savings and Money Market Accounts	318,708	1.37%	291,009	2.68%
Certificates of Deposit	497,988	3.44%	572,532	5.39%

Total Interest-Bearing Deposits	1,074,783	2.29%	1,071,392	3.93%
Short-Term Borrowings	32,961	1.85%	14,809	4.11%
Long-Term Debt	46,346	5.91%	46,007	7.02%

Total Interest-Bearing Liabilities	1,154,090	2.42%	1,132,208	4.06%
Noninterest-Bearing Demand Deposits	149,739		140,393
Noninterest-Bearing Liabilities	19,965		12,473

Total Liabilities	1,323,794		1,285,074
Shareholders' Equity	140,625		133,906

Total Liabilities and Shareholders' Equity	$1,464,419		$1,418,980

Net Earning Assets	$198,967		$192,362
Net Interest Spread	$59,594	4.13%	$54,350	3.52%
Net Interest Margin (TE) (1)		4.49%		4.11%

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2)	Balances exclude unrealized gain or loss on securities available for sale.